UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2022

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard,
Suite 420
Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

In connection with the Company’s Virtual Commercial Deep-Dive Event on Etripamil for PSVT (the “Commercial Presentation”), Mr. Oliveto, the Company’s Chief Executive Officer, announced Mr. Francis Plat’s intention to retire as Chief Scientific Officer from the Company, effective December 31, 2022.

In connection with the departure, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Plat. Pursuant to the Consulting Agreement, Mr. Plat has agreed to provide consulting services to the Company following his retirement effective December 31, 2022. The Consulting Agreement provides for monthly compensation of $15,000 for each month during Stage 1,and an hourly rate of $300 per hour for services provided during Stage 2 and Stage 3 (each as defined in the Consultant Agreement). Additionally, Mr. Plat’s options to purchase shares of Company’s common stock will continue to vest. The foregoing summary of the Consulting Agreement between Mr. Plat and the Company does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Consulting Agreement.

Item 7.01.	Other Events.

In connection with the Commercial Presentation, the Company provided a presentation that may be used in connection with presentations at conferences and investor meetings. The full text of the Company’s corporate presentation is filed as Exhibit 99.1 hereto and incorporated herein by reference, and may also be accessed through the “Investors” section of the Company's website at www.milestonepharma.com.

The Company intends to use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website in the ‘Investor Relations’ sections. Accordingly, investors should monitor such portions of its website, in addition to following press releases, SEC filings and public conference calls and webcasts.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, or the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the U.S. Securities Exchange Commission, or the SEC, made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Corporate Presentation dated December 6, 2022.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer

Dated: December 6, 2022